Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 for our reports dated March 16, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, of Investar Holding Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ BDO USA, P.C.

Baton Rouge, Louisiana

June 3, 2026